UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2026

Onconetix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported on a Current Report on Form 8-K filed on February 9, 2026, Onconetix, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) on February 3, 2026. At the Special Meeting, the Company’s stockholders approved the adoption and approval of an amendment (the “Amendment”) to the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Charter”), to effect a reverse stock split of all of the outstanding shares of its issued and outstanding common stock, par value $0.00001 (the “Common Stock”), at a ratio in the range of one-for-two (1:2) to one-for-fifty (1:50) at any time prior to the one-year anniversary date of the Special Meeting, with such ratio to be determined by the Board (the “Reverse Stock Split Proposal”),.

On March 6, 2026, the Board determined to fix a reverse stock split ratio of its Common Stock of 1-to-5 (the “Reverse Stock Split”). On March 24, 2026, the Company filed the Amendment to its Charter with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. The Reverse Stock Split became effective in accordance with the terms of the Amendment at 12:01 a.m. Eastern Time on March 25, 2026 (the “Effective Time”). The Company’s Common Stock continues to trade on The Nasdaq Capital Market under the symbol ONCO and has been trading on a split-adjusted basis since the market opened on March 25, 2026, under a new CUSIP number, 68237Q 302.

At the Effective Time, every 5 (five) shares of the Company’s issued and outstanding Common Stock had converted automatically into one (1) issued and outstanding share of Common Stock, with no corresponding reduction in the number of authorized shares of Common Stock, and without any change in the par value per share. Stockholders holding shares through a brokerage account had their shares automatically adjusted to reflect the 1-for-5 Reverse Stock Split. It was not necessary for stockholders holding shares of the Common Stock in certificated form to exchange their existing stock certificates for new stock certificates of the Company in connection with the Reverse Stock Split, although stockholders may do so if they wish.

The Reverse Stock Split affected all stockholders uniformly and has not altered any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would have resulted in a stockholder owning a fractional share. No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who would have otherwise been entitled to receive a fractional share will instead receive a cash payment (without interest) equal to such fraction multiplied by the closing sale price per share of the Common Stock on The Nasdaq Capital Market at the close of business on the date prior to the effective date of the Reverse Stock Split, or March 24, 2026 (with such closing sale price being adjusted to give effect to the Reverse Stock Split). The Reverse Stock Split reduced the number of shares of Common Stock issued and outstanding from 3,464,686 to 692,927 shares. Proportional adjustments were made to the number of shares of Common Stock issuable upon exercise or conversion of the Company’s equity awards, convertible preferred stock and warrants, as well as the applicable exercise price. Stockholders with shares in brokerage accounts should direct any questions concerning the Reverse Stock Split to their broker; all other stockholders may direct questions to the Company’s transfer agent, Continental Stock Transfer & Trust Company, at 212-509-4000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events.

On March 23, 2026, the Company issued a press release announcing the Reverse Stock Split, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed or furnished, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Onconetix, Inc.
99.1	Press Release, dated March 23, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

March 26, 2026	By:	/s/ David Allan White
	Name:	David Allan White
	Title:	Chief Executive Officer

3